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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Aderis Pharmaceuticals, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                       54-1749283
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(State of Incorporation or Organization)                     (IRS Employer
                                                            Identification
                                                                Number)

85 Main Street, Hopkinton, Massachusetts                         01748
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(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration   If this form relates to the
of a class of securities pursuant to       registration of a class of
Section 12(b) of the Exchange Act and      securities pursuant to Section 12(g)
is effective pursuant to General           of the Exchange Act and is effective
Instruction A. (c), please check the       pursuant to General Instruction
following box. [_]                         A.(d), please check the following
                                           box. [X]


Securities Act registration statement file number to which this form relates:
333-76612

Securities to be Registered Pursuant to Section 12(b) of the Act:   None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001
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                                (Title of Class)

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ITEM 1.

DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-76612) as originally filed with the Securities and Exchange Commission on January 11, 2002 or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2.

     The following exhibits are filed herewith or are incorporated by reference as indicated below.

 Exhibit Number                        Description
 --------------                       -------------

     3.3* Form of Certificate of Amendment of the Amended and Restated Certificate of Incorporation, to be in effect upon the closing of the offering made under this Registration Statement

     3.4*         Form of Amended and Restated Bylaws of Aderis
                  Pharmaceuticals, Inc., to be in effect upon the closing of the offering made under this Registration Statement

     4.1*         Specimen Common Stock certificate

     * Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Aderis Pharmaceuticals, Inc. filed by Aderis Pharmaceuticals, Inc., January 11, 2002, as amended (Registration No. 333-76612).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 23, 2002                Aderis Pharmaceuticals, Inc.


                                    By: /s/ Peter G. Savas
                                       -------------------------------------
                                       Peter G. Savas
                                       President and Chief Executive Officer